UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2014

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 228-0711

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 2, 2014, EPL Oil & Gas, Inc. (“EPL”) and Energy XXI (Bermuda) Limited (“EXXI”) issued a joint press release announcing the final results of the merger consideration elections made by EPL’s stockholders.

The merger consideration elections were made under the Agreement and Plan of Merger, dated as of March 12, 2014 by and among EPL, EXXI, Energy XXI Gulf Coast, Inc., a Delaware corporation and indirect wholly-owned subsidiary of EXXI, and Clyde Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of EXXI Gulf Coast (as amended, the “Merger Agreement), pursuant to which Merger Sub would merge with and into EPL, with the result that EPL would become an indirect wholly-owned subsidiary of EXXI (the “Merger”).

A copy of EPL’s and EXXI’s joint press release is attached hereto as Exhibits 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Joint Press Release of EPL Oil & Gas, Inc. and Energy (XXI) Bermuda Limited, dated June 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2014

EPL Oil & Gas, Inc.

By:	/s/ David P. Cedro
David P. Cedro
Senior Vice President, Chief Accounting Officer and
Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release of EPL Oil & Gas, Inc. and Energy (XXI) Bermuda Limited, dated June 2, 2014